Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-224152) of our report dated April 26, 2022 relating to the financial statements of Envirotech Vehicles, Inc. (formerly Adomani, Inc.) (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 25, 2023